                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)          July 26, 2000

                       DONALDSON, LUFKIN & JENRETTE, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


                 1-6862                               13-1898818
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        (Commission File Number)                   (I.R.S. Employer
                                                 (Identification No.)


  277 Park Avenue, New York, New York                    10172
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(Address of principal executive office)               (Zip Code)


       Registrant's telephone number, including area code: (212) 892-3000





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ITEM 5. OTHER EVENTS

Legal Proceedings Update.

On or about January 31, 2000, Ameriserve Food Distribution, Inc. ("Ameriserve"), its parent company, Nebco Evans Holding Company ("NEHC"), and related corporations, filed Chapter 11 petitions in the U. S. Bankruptcy Court for the District of Delaware. Over a period of several years Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") provided investment banking services to Ameriserve and NEHC. A Donaldson, Lufkin & Jenrette, Inc. ("DLJ") merchant banking affiliate was for a time an investor in Ameriserve, and an employee of DLJSC and an employee of a DLJ merchant banking affiliate were members of the board of directors of Ameriserve. In the Bankruptcy Court proceedings discovery has been sought from DLJ and its affiliates in connection with their relationships with these companies. In addition, the staff of the Securities and Exchange Commission has issued an informal request for information, and the U.S. Attorney's Office for the Eastern District of New York has issued a grand jury subpoena requesting information. DLJ and its affiliates are cooperating with these discovery requests. No claim has been brought against DLJ or its affiliates to date.

Between September 1995 and October 1998, DLJSC was named as a defendant in six separate actions filed by institutional investors who invested and lost approximately $300 million in three hedge funds (the "Funds") managed by David Askin ("Askin"). The Funds filed for bankruptcy in April 1994. All six complaints have been consolidated for discovery purposes and are currently pending in the U. S. District Court for the Southern District of New York. The defendants are Askin, Askin Capital Management ("ACM", Askin's management company), and two securities dealers (including DLJSC) that sold collateralized mortgage obligations to the Funds. The only claim against DLJSC that has survived a motion to dismiss is aiding and abetting common law fraud. The complaints allege that DLJSC aided and abetted an alleged fraud of the investors by Askin and ACM by selling securities that were inconsistent with the Funds' investment objectives and by providing inaccurate monthly mark-to-market prices for securities purchased by the Funds. The actions seek joint and several recovery of rescissionary, compensatory, and punitive damages. DLJSC's motion for summary judgment on the plaintiffs' claims is currently pending. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaints.

In August 1997, DLJSC was named as a defendant in another action arising out of the bankruptcy of the Funds. This action was brought by the "Litigation Advisory Board," an entity created by the Funds' plan of liquidation to pursue all unresolved claims held by the Funds. The action is currently pending in the U.
S. District Court for the Southern District of New York. The only claims against DLJSC that have survived a motion to dismiss are for breach of contract. Generally, the lawsuit alleges that the Funds were damaged when DLJSC issued allegedly improper margin calls and liquidated the Funds' reverse repurchase positions at less than fair market value. The complaint alleges that the Funds' investors lost over $400 million in equity, but does not specify the amount of damages that the Funds themselves claim to have suffered as a result of the allegations made in this complaint. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint.

Although there can be no assurance, DLJ's management does not believe that the ultimate outcome of the matters described above will have a material adverse effect on DLJ's consolidated financial condition. Based upon the information currently available to it, DLJ's management cannot predict whether or not these matters will have a material adverse effect on DLJ's results of operations in any particular period.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         Donaldson, Lufkin & Jenrette, Inc.


                                                 /s/ Marjorie White
                                         ---------------------------------------
                                         Marjorie White
                                         SECRETARY





July 26, 2000